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                                                                    Exhibit 23.7



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of The Kroll-O'Gara Company on Form S-4 of our report dated December 18, 1998 (January 21, 1999 as to second paragraph of Note 15) on the consolidated financial statements of Background America, Inc. and subsidiaries for the years ended December 31, 1996 and 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Nashville, Tennessee
March 5, 1999